Exhibit 10.4

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of April 19, 2024, between ClearSign Technologies Corporation, a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act (as defined below) contained in Section 4(a)(2) thereof and/or Regulation D thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I
DEFINITIONS

1.1            Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding or investigation pending or threatened before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Laws” shall have the meaning ascribed to such term in Section 3.1(ff).

“Auditor” shall have the meaning ascribed to such term in Section 3.1(d).

“Authorizations” shall have the meaning ascribed to such term in Section 3.1(n).

“Beneficial Ownership Limitation” means 4.99% (or, at the election of the Purchaser at Closing, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of the Securities on the Closing Date.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Bylaws” shall have the meaning ascribed to such term in Section 3.1(k).

“Charter” shall have the meaning ascribed to such term in Section 3.1(k).

“clirSPV Shares” means securities issued pursuant to clirSPV LLC’s participation right granted in connection with the clirSPV SPA.

“clirSPV SPA” means that certain Stock Purchase Agreement dated July 12, 2018, between the Company and clirSVP LLC.

“Closing” means the closing of the purchase and sale of the Units pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Subscription Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Shares, the Pre-funded Warrants and the Warrants, in each case, have been satisfied or waived, but in no event later than the third Trading Day following the date hereof.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Unit” means each unit consisting of (a) two Shares and (b) three Common Warrants, each to purchase one Warrant Share.

“Common Unit Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Common Units purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Common Unit Subscription Amount,” in United States dollars and in immediately available funds.

“Common Warrants” means, collectively, the redeemable common warrants to purchase Common Stock issued to each Purchaser pursuant to this Agreement, which Common Warrants shall be exercisable commencing the date that is six months after the date of issuance and have a term of exercise equal to five years, in the form of Exhibit C attached hereto.

“Common Warrant Shares” means the shares of Common Stock issued and issuable upon exercise of the Common Warrants.

“Company Counsel” means Mitchell Silberberg & Knupp LLP.

“Disqualification Events” shall have the meaning ascribed to such term in Section 3.1(qq).

“Effectiveness Period” shall have the meaning ascribed to such term in Section 5.1(b).

“Environmental Laws” shall have the meaning ascribed to such term in Section 3.1(dd).

“Event Date” shall have the meaning ascribed to such terms in Section 5.1(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock, equity awards or other securities of the Company under any equity compensation plan or stock or option plan of the Company or pursuant to another type of arrangement for services rendered or to be rendered to the Company, duly adopted for such purpose by a majority of the Board of Directors (including, in the case of plans or arrangements relating to employee compensation, the consent of the majority of the non-employee members of the Board of Directors) or a majority of the members (who are the non-employee members) of a committee established for such purpose for services rendered or to be rendered to the Company, (b) securities upon the exercise or exchange of or conversion of or vesting of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities, (c) any clirSPV Shares and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith within 120 days following the Closing Date, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but, unless approved by Public Ventures, LLC, which approval shall not be unreasonably withheld, conditioned or delayed, shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Federal Reserve Board” shall have the meaning ascribed to such term in Section 3.1(hh).

“FINRA” shall have the meaning ascribed to such term in Section 3.1(o).

“GAAP” shall have the meaning ascribed to such term in Section 3.1(e).

“Governmental Entity” shall have the meaning ascribed to such term in Section 3.1(k).

“Initial Filing Date” shall have the meaning ascribed to such term in Section 5.1(a).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(cc).

“Investor Questionnaire” means the investor questionnaire attached hereto as Exhibit A.

“Lock-up Agreement” shall have the meaning ascribed to such term in Section 4.10.

“Material Adverse Change” shall have the meaning ascribed to such term in Section 3.1(b).

“Nasdaq” shall have the meaning ascribed to such term in Section 3.1(a).

“Per Common Unit Purchase Price” equals $1.85, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement but before the Closing Date.

“Per Pre-funded Unit Purchase Price” equals $1.83, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement but before the Closing Date.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” means Public Ventures, LLC.

“Placement Agent’s Counsel” means Golenbock Eiseman Assor Bell & Peskoe, LLP.

“Pre-funded Unit” means each unit consisting of (a) one Pre-funded Warrant to purchase two Pre-funded Warrant Shares and (b) three Warrants, each Warrant to purchase one Common Warrant Share.

“Pre-funded Unit Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Pre-funded Units purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Pre-funded Unit Subscription Amount,” in United States dollars and in immediately available funds.

“Pre-funded Warrants” means, collectively, the pre-funded warrants to purchase Common Stock issued to each Purchaser of Pre-funded Units pursuant to this Agreement, which Pre-funded Warrants shall be exercisable immediately and shall expire when exercised in full, in the form of Exhibit D attached hereto.

“Pre-funded Warrant Shares” means the shares of Common Stock issued and issuable upon exercise of the Pre-funded Warrants.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registrable Securities” shall have the meaning ascribed to such term in Section 5.1(a).

“Registration Statement” shall have the meaning ascribed to such term in Section 5.1(a).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Sarbanes-Oxley Act” shall have the meaning ascribed to such term in Section 3.1(u).

“SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, including the exhibits thereto and documents incorporated by reference therein, during the twelve months preceding the date hereof, or such shorter period as the Company was required by law or regulation to file such material.

“Securities” means, for each Purchaser, the Shares (or Pre-funded Warrants in lieu thereof) and the Warrants purchased pursuant to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Stockholder Questionnaire” means the selling stockholder questionnaire attached hereto as Exhibit E.

“Shares” means the shares of Common Stock issued to Purchasers of Common Units pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Solicitor” shall have the meaning ascribed to such term in Section 3.1(qq).

“Subscription Amount” means, as to each Purchaser, the Common Unit Subscription Amount and/or the Pre-funded Unit Subscription Amount, as applicable.

“Subscription Documents” means this Agreement, any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Subsidiary” shall have the meaning ascribed to such term in Section 3.1(v).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transfer Agent” means VStock Transfer, LLC, the current transfer agent of the Company, and any successor transfer agent of the Company.

“Underwriting Agreement” means the underwriting agreement dated as of the date hereof between the Company and Public Ventures, LLC, as underwriter.

“Units” means, collectively, the Common Units and the Pre-funded Units.

“Warrants” means, collectively, the Common Warrants and the Pre-funded Warrants.

“Warrant Shares” means, collectively, the Common Warrant Shares and the Pre-funded Warrant Shares.

ARTICLE II
PURCHASE AND SALE

2.1            Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of $5,000,000 of Common Units; provided, however, that, to the extent a Purchaser determines, in its sole discretion, that such Purchaser (together with such Purchaser’s Affiliates, and any Person acting as a group together with such Purchaser or any of such Purchaser’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation, or as such Purchaser may otherwise choose, in lieu of purchasing Common Units, such Purchaser may elect to purchase Pre-funded Units; provided, further, that the number of Shares and Pre-funded Warrants sold pursuant to this Agreement shall not exceed 19.9% of the Company’s issued and outstanding shares of Common Stock at the time of Closing, on a pre-transaction basis. On or prior to the Closing Date, each Purchaser shall deliver to the Company (unless the Company and the Purchasers agree to wire transfer to a separate account specified in writing by the parties), via wire transfer, immediately available funds equal to such Purchaser’s Subscription Amount, which funds shall be held at such account in escrow pending Closing. When the aggregate Subscription Amount for all Purchasers has been received by the Company, the Company shall deliver to each Purchaser its respective Shares, Common Warrants and Pre-funded Warrants, as applicable, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur remotely via the electronic exchange of documents.

2.2            Deliveries.

(a)            On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)            this Agreement duly executed by the Company;

(ii)            the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer;

(iii)            if applicable for such Purchaser, a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to issue in book entry form the Shares being purchased hereunder, registered in the name of such Purchaser;

(iv)            if applicable for such Purchaser, a Pre-funded Warrant registered in the name of such Purchaser to purchase up to the number of shares of Common Stock to be purchased hereunder, with an exercise price per share equal to $0.0001, subject to adjustment as set forth therein, a PDF copy of which shall be provided to each such Purchaser on the Closing Date, with the original Pre-funded Warrant to be delivered to the applicable Purchaser within five (5) Business Days of Closing;

(v)            Common Warrants registered in the name of such Purchaser to purchase up to the number of shares of Common Stock equal to 150% of such Purchaser’s Shares and/or 150% of such Purchaser’s Pre-funded Warrants, as applicable, with an exercise price equal to $1.05, per Common Warrant subject to adjustment as set forth therein, a PDF copy of which shall be provided to each such Purchaser on the Closing Date, with the original Common Warrant to be delivered to the applicable Purchaser within five (5) Business Days of Closing;

(vi)            a legal opinion of Company Counsel, in form and substance satisfactory to the Placement Agent;

(vii)            a certificate of the Company’s Chief Executive Officer and its Chief Financial Officer, in form and substance satisfactory to the Placement Agent; and

(viii)            a certificate of the Company, signed by the Company’s Secretary, in form and substance satisfactory to the Placement Agent.

(b)            On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered the following:

(i)             to the Company, a completed Investor Questionnaire;

(ii)	to the Company, a completed Selling Stockholder Questionnaire;

(iii)          to the Company, this Agreement duly executed by such Purchaser; and

(iv)           such Purchaser’s Subscription Amount, which shall be paid by wire transfer of immediately available funds, payable to the account specified in writing by the Company.

2.3            Closing Conditions.

(a)            The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Change, in all respects) when made and on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Change, in all respects) as of such date);

(ii)            all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)            the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)            The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Change, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Change, in all respects) as of such date);

(ii)            all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)            the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)            there shall have been no Material Adverse Change with respect to the Company since the date hereof; and

(v)            from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Units at the Closing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1            Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Purchaser:

(a)            Stock Exchange Listing. The Common Stock is listed on The Nasdaq Capital Market (the “Nasdaq”), and the Company has taken no action designed to, or likely to have the effect of, delisting the Common Stock from the Nasdaq, nor has the Company received any notification that the Nasdaq is contemplating terminating such listing, except as described in the SEC Reports.

(b)            No Material Adverse Change. Since the date of the latest audited financial statements included within the SEC Reports, except as otherwise specifically stated therein or a subsequent SEC Report filed prior to the date hereof: (i) there has been no material adverse change in the financial position or results of operations of the Company, nor any change or development that, singularly or in the aggregate, that has had or that would reasonable be expected to result in a material adverse in the condition (financial or otherwise), results of operations, business, assets, properties or prospects of the Company (a “Material Adverse Change”); (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement or the Underwriting Agreement, other than transactions that are not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in the SEC Reports; and (iii) no officer or director of the Company has resigned from any position with the Company.

(c)            Disclosures in Commission Filings. The Company has made all filings with the Commission required under the Exchange Act for the twelve months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) on a timely basis or has received a valid extension of such time of filing and has filed any such filings prior to the expiration of any such extension.

(d)            Independent Accountants. To the Company’s knowledge, BPM CPA LLP (the “Auditor”), whose report is filed with the Commission as part of the SEC Reports, is an independent registered public accounting firm as required by the Securities Act and the Public Company Accounting Oversight Board. The Auditor has not, during the periods covered by the financial statements included in the SEC Reports, provided to the Company any prohibited non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(e)            Financial Statements, etc. The financial statements, including the notes thereto and supporting schedules, included in the SEC Reports, fairly present, in all material respects, the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and the supporting schedules, if any, included in the SEC Reports present fairly, in all material respects, the information required to be stated therein. Except as disclosed in the SEC Reports, (a) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, other than liabilities, obligations and transactions that are not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in the SEC Reports, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of the Company, and (d) issued any equity securities to any officer, director or Affiliate, except pursuant to existing equity compensation plan or other stock plans.

(f)            Authorized Capital; Options, etc. The Company had, at the date or dates indicated in the SEC Reports, the duly authorized, issued and outstanding capitalization as set forth therein. Except as set forth in, or contemplated by the Subscription Documents or the SEC Reports, on the Closing Date, there will be no stock options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued shares of Common Stock or any security convertible or exercisable into shares of Common Stock, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities, other than the participation rights granted in connection with the clirSVP SPA.

(g)            Outstanding Securities. Except as disclosed in the SEC Reports, all issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission or the ability to force the Company to repurchase such securities with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights, rights of first refusal or rights of participation of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized shares of Common Stock conform in all material respects to all statements relating thereto contained in the Subscription Documents and the SEC Reports. The offers and sales of the outstanding shares of Common Stock, options, warrants and other rights to purchase or exchange such securities for shares of Common Stock were at all relevant times either registered under the Securities Act and the applicable state securities or “blue sky” laws or, based in part on the representations and warranties of the purchasers of such securities, exempt from such registration requirements. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the SEC Reports, accurately and fairly present, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

(h)            Securities Sold Pursuant to this Agreement. The Shares have been duly authorized for issuance and sale and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; except for the participation rights granted in connection with the clirSPV SPA, the Shares and the Warrants are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Shares and the Warrants has been duly and validly taken. The Shares and the Warrants conform in all material respects to all statements with respect thereto contained in the Subscription Documents and SEC Reports, as applicable. All corporate action required to be taken for the authorization, issuance and sale of the Warrants has been duly and validly taken; the Warrant Shares have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company and when paid for and issued upon exercise in accordance with the Warrants, such shares of Common Stock will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; and such shares of Common Stock will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company, except for the participation rights granted in connection with the clirSPV SPA.

(i)            Registration Rights of Third Parties. Except as set forth in the SEC Reports, the rights applicable to the clirSPV Shares, the rights of Public Ventures, LLC, or Section 5.1 of this Agreement, no holders of any securities of the Company or any options, warrants, rights or other securities exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register the sale or resale of any such securities of the Company under the Securities Act or to include any such securities in any registration statement to be filed by the Company.

(j)            Validity and Binding Effect of Agreement. The execution, delivery and performance of this Agreement and the Warrants have been duly and validly authorized by the Company, and, when executed and delivered, will constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal or state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(k)            No Conflicts, etc. The execution, delivery and performance by the Company of this Agreement and the Warrants and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which the Company or any Subsidiary is a party or as to which any property of the Company or any Subsidiary is a party; (ii) result in any violation of the provisions of the Company’s certificate of incorporation (as the same may be amended or restated from time to time, the “Charter”) or the Company’s bylaws (as the same may be amended or restated from time to time, the “Bylaws”); or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental or regulatory agency, body or court, domestic or foreign, having jurisdiction over the Company or any of its assets or business (each, a “Governmental Entity”) as of the date hereof, except for breaches, conflicts, defaults or violations etc. with respect to which consents or waivers have already been obtained and are in full force and effect, and, in the case of clauses (i) or (iii), as would not result in a Material Adverse Change.

(l)            No Defaults; Violations. No material default exists, and, to the knowledge of the Company, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default, in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the properties or assets of the Company or any Subsidiary is subject, except as would not result in a Material Adverse Effect. Neither the Company nor any Subsidiary is (i) in violation of any term or provision of its Charter or Bylaws, or (ii) in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any Governmental Entity, except in the case of clause (ii), such as would not result in a Material Adverse Change.

(m)            Corporate Power. The Company has all requisite corporate power and authority, as of the date hereof and the Closing Date, to conduct its business as described in the SEC Reports.

(n)            The Company (A) possesses the licenses, permits, certificates, authorizations, consents and approvals (collectively, “Authorizations”) issued by the appropriate Governmental Entities necessary to conduct its business as currently conducted as described in the SEC Reports, and (B) has obtained all necessary Authorizations from other persons necessary to conduct its business, except, in each case of clauses (A) and (B), (i) as described in the SEC Reports or (ii) to the extent that any failure to possess any Authorizations, provide any notice, make any filing, or obtain any Authorizations would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Neither of the Company and the Subsidiary is in violation of, or in default under, any Authorizations, except as would not reasonably be expected to result in a Material Adverse Change. All of the Authorizations are valid and in full force and effect, except when the invalidity of such Authorizations or the failure of such Authorizations to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company has not received any written notice of proceedings relating to the revocation or modification of any Authorization which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(o)            Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and the Warrants and to carry out the provisions and conditions hereof, and all Authorizations required in connection therewith have been obtained, except for Authorizations with respect to applicable federal and state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and Nasdaq. No authorization of, and no filing with, any Governmental Entity is required for the valid issuance, sale and delivery of the Shares or the Warrants and the consummation of the transactions and agreements contemplated by this Agreement and the Warrants and as contemplated by the Subscription Documents, except with respect to applicable federal and state securities laws and the rules and regulations of FINRA and Nasdaq.

(p)            Litigation; Governmental Proceedings. Except as disclosed in the SEC reports, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company or any of its Subsidiaries is a party or of which any property, operations or assets of the Company or any of its Subsidiaries is the subject. To the Company’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated.

(q)            Good Standing. Each of the Company and each Subsidiary has been duly organized and is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation as of the date hereof, and is duly qualified to do business and is in good standing in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify, singularly or in the aggregate, would not have or reasonably be expected to result in a Material Adverse Change.

(r)            Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company does not have any reason to believe that it or any of its Subsidiaries will not be able (A) to renew, if desired, its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and not at a cost that is materially more significant. Since January 1, 2022, The Company has not been denied any insurance coverage that it has sought or for which it has applied.

(s)            Certain Fees. Other than the fees and expenses payable to Public Ventures, LLC, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Subscription Documents.

(t)            Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the SEC Reports has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(u)            Officers’ Certificate. Any certificate pursuant to this Agreement signed by any duly authorized officer of the Company and delivered to the Purchaser shall be deemed a representation and warranty by the Company to the Purchaser as to the matters covered thereby.

(v)            Subsidiaries. All of the outstanding shares of capital stock and/or equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and, except to the extent set forth in the SEC Reports, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party. Except as disclosed in the SEC Reports, no director, officer, or key employee of the Company holds any direct equity, debt or other pecuniary interest in any Subsidiary or, to the best of the Company’s knowledge, any individual or entity with whom the Company or any Subsidiary does business or with which it is in privity of contract.

(w)            Board of Directors. The Board of Directors is comprised of the persons set forth in the SEC Reports. The qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act and the rules promulgated thereunder applicable to the Company and the rules of the Trading Market. At least one member of the Board of Directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act and the rules promulgated thereunder and the rules of the Trading Market. In addition, except as disclosed in the SEC Reports, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of the Trading Market.

(x)            Disclosure Controls. Except as described in the SEC Reports, the Company has developed and currently maintains disclosure controls and procedures that comply with Rule 13a-15 or 15d-15 under the Exchange Act, and such controls and procedures are effective to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and includes, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

(y)            Compliance. The Company has taken all commercially reasonable actions to ensure that it is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act and all rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect and with which the Company is required to comply. The Company has not, directly or indirectly, including through any Subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any executive officer of the Company or any of its Subsidiaries, or to or for any family member or affiliate of any director or executive officer of the Company or any of its Subsidiaries.

(z)            Accounting Controls. The Company maintains systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officer, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (1) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the issuer are being made only in accordance with authorizations of management and directors of the Company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements. Except as disclosed in the SEC Reports, the Company is not aware of any material weaknesses in its internal controls. The Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(aa)            No Investment Company Status. The Company is not and, after giving effect to the transactions contemplated hereby, will not be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

(bb)            No Labor Disputes. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company or the Subsidiary, is imminent. The Company is not aware that any key employee or significant group of employees of the Company or any Subsidiary plans to terminate employment with the Company or any Subsidiary.

(cc)            Intellectual Property Rights. The Company and each of its Subsidiaries owns or possesses, and will continue to own or possess immediately following the Closing in all material respects, legally enforceable rights to use all patents, patent rights, inventions, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, software, know-how and other similar rights and proprietary knowledge as presently conducted (collectively, “Intellectual Property Rights”) necessary for the conduct of their respective businesses.

There are no inventorship challenges, opposition or nullity proceedings or interferences declared, commenced, provoked, or, to the Company’s knowledge, threatened with respect to any patents or patent applications owned or licensed by the Company (excluding for the avoidance of doubt, normal processing of any patent or patent application before applicable patent authorities). To the Company’s knowledge, no person or entity (including any current or former employee or consultant of the Company) is infringing, violating or misappropriating any of the Intellectual Property Rights owned or licensed by the Company. To the Company’s knowledge, neither the conduct nor sales nor use of any products or services offered by the Company infringes, violates, or constitutes a misappropriation of any Intellectual Property Rights of a third party.

The Company and its Subsidiaries have complied with their duty of candor and disclosure to the United States Patent and Trademark Office and any relevant foreign patent office with respect to all Intellectual Property Right registrations filed by or on behalf of the Company or any of its Subsidiaries and have made no material misrepresentation in such applications.

All assignments of Intellectual Property Rights owned by the Company and its Subsidiaries have been properly executed and recorded, except for such deficiencies as would not materially affect the enforceability thereof. To the Company’s knowledge, all Intellectual Property Rights owned and licensed by the Company is valid and enforceable. All issuance, renewal, maintenance and other payments that are or have become due with respect to Intellectual Property Rights owned by the Company and used by the Company in the conduct of its business as presently conducted have been timely paid by or on behalf of the Company. Except as disclosed in the SEC Reports, there are no third party joint owners of any Intellectual Property Rights owned by the Company.

The Company has not used open source materials, in a manner that grants, to any third party, any rights or immunities under Intellectual Property Rights owned by the Company (including using any open source materials that require, as a condition of exploitation of such open source materials, that other software incorporated into, derived from or distributed with such open source materials be (i) disclosed or distributed in source code form, (ii) licensed for the purpose of making derivative works, or (iii) redistribute at no charge or minimal charge).

Each employee of the Company or any of its Subsidiaries who is engaged in the creation and development of inventions, discoveries or improvements to the Company’s product portfolio has executed a written agreement expressly assigning to the Company or its relevant Subsidiary all of such employee’s right, title and interest in any inventions, discoveries, or improvements, whether or not patentable, invented, created, developed, conceived or reduced to practice during the term of such employee’s employment and related to the work performed by such person for the Company or its relevant Subsidiary, and all Intellectual Property Rights therein.

(dd)            Taxes. The Company and its Subsidiaries have filed all material federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects, or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by the Company to the extent that the same are material and have become due. There are no material tax audits or investigations pending; nor are there any material proposed additional tax assessments against either the Company or its Subsidiaries.

(ee)            Compliance with Environmental Laws. Except as disclosed in the SEC Reports: (i) the Company and each of its Subsidiaries is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Laws”) which are applicable to its business; (ii) neither the Company nor any of its Subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) the Company and each of its Subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance in all material respects with all terms and conditions of any such permit, license or approval; (iv) to the knowledge of the Company, no facts currently exist that will require either Company or its Subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by either of the Company or its Subsidiaries has been designated as a “Superfund site” pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA”), or otherwise designated as a contaminated site under applicable state or local law. Neither the Company nor its Subsidiaries has been named as a “potentially responsible party” under CERCLA.

(ff)            Compliance with Laws. Each of the Company and each Subsidiary: (A) is and at all times has been in material compliance with all statutes, rules, or regulations applicable to the conduct of the business of the Company or the Subsidiary (collectively, the “Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change; (B) has not received any written warning letter, untitled letter or other correspondence or notice from any other Governmental Entity alleging or asserting noncompliance with any Applicable Laws or any Authorizations, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change; (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and the Company is not in material violation of any term of any such Authorizations, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change; (D) has not received notice of any written claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any of the Company’s activities is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change; (E) has not received written notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such governmental authority is considering such action, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change; and (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission), except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change.

(gg)            Industry Data.  The statistical and market-related data included in the SEC Reports are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(hh)            Margin Securities. None of the Company nor any Subsidiary owns any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the shares of Common Stock to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(ii)            Integration. None of the Company nor any Subsidiary or Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering contemplated in this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of the offering of any such securities under the Securities Act.

(jj)            Title to Real and Personal Property. The Company and its Subsidiaries own or lease all such properties as are necessary and material to the conduct of its business as presently operated as described in the SEC Reports. The Company and its Subsidiaries have good and marketable title to all personal property owned by them, free and clear of all liens, charges or encumbrances except such as are described in the SEC Reports or such as would not (individually or in the aggregate) have a Material Adverse Change. Except as disclosed in the SEC Reports, any real property and buildings held under lease or sublease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or its Subsidiaries, that would have a Material Adverse Change.

(kk)            Confidentiality and Non-Competition Agreements. To the Company’s knowledge, no director, officer, key employee or consultant of the Company or any Subsidiary is subject to any confidentiality, non-disclosure, non-competition agreement or non-solicitation agreement with any employer or prior employer that could materially affect his ability to be and act in his respective capacity of the Company or any Subsidiary or be expected to result in a Material Adverse Change.

(mm)            Diligence Materials. The Company has provided to the Purchaser or the Placement Agent’s Counsel all materials responsive in all material respects to the diligence requests, if any, submitted to the Company or its counsel by the Placement Agent.

(nn)            Nasdaq Listing Rules. Except as set forth in the SEC Reports, the Company is, and after giving effect to the offering contemplated by this Agreement will be, in compliance in all material respects with all applicable corporate governance requirements set forth in the Nasdaq Listing Rules.

(oo)            Exchange Act Reports. The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act during the 12 months preceding the date hereof, or such shorter period as the Company was required by law or regulation to file such material (except to the extent that Section 15(d) requires reports to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act, whichs shall be governed by the next clause of this sentence); and the Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act during the 12 months preceding the date hereof, or such shorter period as the Company was required by law or regulation to file such material, except where the failure to timely file could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Change or affect the Company’s ability to use Form S-3.

(pp)            Information Provided. The Company confirms that, to its knowledge, with the exception of the proposed sale of the Shares and the Warrants under this Agreement and the Subscription Documents relating thereto, and the other transactions set forth herein and therein, neither the Company nor any other persons acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes material, nonpublic information. The Purchasers acknowledge and agree that until public disclosure of the proposed sale of the Shares and Warrants under this Agreement, the Purchasers will be restricted by the insider trading prohibitions under the Exchange Act from trading or “tipping” on the basis of such information.

(qq)            No “Bad Actor” Disqualification. The Company has exercised commercially reasonable care, in accordance with Commission rules and guidance, and has conducted a factual inquiry, the nature and scope of which reflect reasonable care under the relevant facts and circumstances, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, after conducting such sufficiently diligent factual inquiries, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Shares and the Warrants; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares and the Warrants (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

3.2            Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)            Organization; Authority. Each Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company, investment management or similar action, as applicable, on the part of such Purchaser. Each Subscription Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal or state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b)            Investment Purpose. Each Purchaser is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Each Purchaser acknowledges that the Shares will be issued in book entry form with a notation of restriction and the Warrants will be issued in registered form with a notation of restriction, in each case as set forth in Section 4.1.

(c)            Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities, and, at the present time, is able to afford a complete loss of such investment.

(d)            Accredited Investor Status.  Each Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D, as promulgated under the Securities Act and has delivered to the Company a completed Investor Questionnaire.

(e)            Reliance on Exemptions.  Each Purchaser understands that the Shares and the Warrants are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and each Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of each Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of each Purchaser to acquire the Securities.

(f)            Information. Each Purchaser and its representatives, if any, have been furnished with all materials relating to the business, finances and operations of the Company and other information each Purchaser deemed material to making an informed investment decision regarding its purchase of the Securities, which have been requested by each Purchaser.  Purchaser acknowledges that it has reviewed a copy of the Subscription Documents, including the SEC Reports. Each Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries, nor any other due diligence investigations conducted by any Purchaser or its advisors, if any, or its representatives, shall modify, amend or affect each Purchaser’s right to rely on the Company’s representations and warranties contained in Section 3.1.  Each Purchaser understands that its investment in the Securities, involves a high degree of risk.  Each Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(g)            General Solicitation.  Each Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(h)            Company Affiliated Investors. Each Purchaser acknowledges that certain officers and directors of the Company may purchase Shares and the Warrants pursuant to this Agreement.

(i)            No Governmental Review. Each Purchaser understands that no United States federal or state governmental authority has passed on or made any recommendation or endorsement of the Shares and the Warrants, or the fairness or suitability of the investment in the Shares and the Warrants, nor have such governmental authorities passed upon or endorsed the merits of the offering of the Shares and the Warrants.

(j)            Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, each Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1            Transfer and Restrictive Legend.

(a)            The Shares and the Warrants may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares or the Warrants other than pursuant to an effective registration statement, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares or Warrants under the Securities Act.

(b)            The Purchasers agree to a restrictive notation on the Shares to be issued in book entry form as follows:

THESE SECURITIES HAVE BEEN ACQUIRED FROM THE ISSUER WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED UNDER RULE 144, PROMULGATED UNDER THE SECURITIES ACT. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, DISTRIBUTED, OR OTHERWISE DISPOSED OF IN ANY MANNER UNLESS SUCH TRANSACTION IS (I) REGISTERED UNDER THE SECURITIES ACT, (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT, OR (III) SOLD PURSUANT TO A VALID EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS AS EVIDENCED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER, STATING THAT THE TRANSFER DOES NOT INVOLVE A TRANSACTION REQUIRING REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT.

(c)            The Purchasers agree to a restrictive notation on the Warrants to be issued in book entry form as follows:

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

4.2            Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares and the Warrants in a manner that would require the registration under the Securities Act of the sale of the Shares and the Warrants or that would be integrated with the offer or sale of the Shares and the Warrants for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.3            Securities Laws Disclosure; Publicity. No later than the Trading Day immediately following the Closing Date, the Company shall file a Current Report on Form 8-K (the “Announcement 8-K”), including the Subscription Documents with the Commission. From and after the filing of the Announcement 8-K, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Subscription Documents.

4.4            Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares and the Warrants hereunder for general working capital and for general corporate purposes.

4.5            Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Shares and the Warrants pursuant to this Agreement and the Warrants Shares in connection with any exercise of the Warrants pursuant to the terms of the Warrants.

4.6            Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Shares on such Trading Market and promptly secure the listing of all of the Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares, and will take such other action as is necessary to cause all of the Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will take reasonably commercial efforts to continue the listing and trading of its Common Stock on a Trading Market and to comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to use commercially reasonable best efforts to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.7            Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any of its Affiliates acting on its behalf or pursuant to any understanding with it will execute any purchases, sales or effect any other transactions, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by the Subscription Documents are first publicly announced pursuant to the filing of the Announcement 8-K as described above. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by the Subscription Documents are publicly disclosed by the Company pursuant to the filing of the Announcement 8-K, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Subscription Documents.

4.8            Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Shares and the Warrants as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares and the Warrants for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.9            Subsequent Equity Sales.

(a)            From the date hereof until December 31, 2024, neither the Company nor any Subsidiary (other than to the Company) shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents or file any registration statement or amendment or supplement thereto, other than (i) the Prospectus Supplement or any other amendments and supplements to the Registration Statement in connection with the Offering, (ii) a registration statement on Form S-8, (iii) a registration statement covering the Common Stock underlying the Underwriter Warrants or (iv) a registration statement covering the clirSPV Shares.

(b)            From the date hereof until December 31, 2024, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled. Any Underwriter shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c)             Notwithstanding the foregoing, this Section 4.9 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

(d)            The Company has caused to be delivered to the Placement Agent prior to the date of this Agreement a letter, in the form of Exhibit B hereto (the “Lock-up Agreement”), from each of the Company’s directors and executive officers as well as any shareholders deemed to be affiliates through their ownership of the Company’s Common Stock. The Company will enforce the terms of each Lock-up Agreement and issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-up Agreement.

4.10          Stabilization. Neither the Company nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Placement Agent), has taken or shall take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the Warrants.

ARTICLE V
REGISTRATION RIGHTS

5.1            Registration Procedures and Expenses; Liquidated Damages for Certain Events.

(a)            The Company shall prepare and file with the Commission, as promptly as reasonably practicable following Closing, but in no event later than 30 days following the date hereof (the “Initial Filing Date”), a registration statement on Form S-1 covering the resale of the Registrable Securities (as defined below) (the “Registration Statement”) and use its commercially reasonable efforts, subject to receipt of all necessary information from the Purchasers, as soon as reasonably practicable thereafter but in no event later than 45 days following the date hereof (90 days in the event of a review of the Registration Statement by the Commission), to effect such registration and any related qualification or compliance with respect to all Registrable Securities held by the Purchasers. For purposes of this Agreement, the term “Registrable Securities” shall mean (i) the Shares; (ii) the Warrant Shares and (iii) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Purchaser in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Purchasers (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate of the Company), as reasonably determined by the Company, upon the advice of counsel to the Company.

(b)            The Company shall, during the Effectiveness Period (as defined below), use commercially reasonable efforts to:

(i)            prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith (the “Prospectus”) as may be necessary or advisable to keep the Registration Statement current and effective for the resale of the Registrable Securities held by a Purchaser for a period ending on the earlier of (i) the second anniversary of the Closing Date, (ii) the date on which all Registrable Securities may be sold pursuant to Rule 144 during any three-month period without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) or (iii) such time as all Registrable Securities have been sold pursuant to a registration statement or Rule 144 (collectively, the “Effectiveness Period”);

(ii)            furnish to each Purchaser with respect to the Registrable Securities registered under the Registration Statement such number of copies of the Registration Statement and the Prospectus (including supplemental prospectuses) filed with the Commission in conformance with the requirements of the Securities Act and other such documents as such Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by such Purchaser;

(iii)            make any necessary blue sky filings;

(iv)            pay the expenses incurred by the Company and the Purchasers in complying with Article V, including, all registration and filing fees, FINRA fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding attorneys’ fees of any Purchaser and any and all underwriting discounts and selling commissions applicable to the sale of Registrable Securities by the Purchasers);

(v)            advise the Purchasers, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

(vi)            with a view to making available to the Purchaser the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit the Purchasers to sell Registrable Securities to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as such term is understood and defined in Rule 144, until the earlier of (A) such date as all of the Registrable Securities qualify to be resold immediately pursuant to Rule 144 or any other rule of similar effect during any three-month period without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) or (B) such date as all of the Registrable Securities shall have been resold pursuant to Rule 144 (and may be further resold without restriction); (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act; and (iii) furnish to any Purchaser upon request, as long as such Purchaser owns any Registrable Securities, (A) a written statement by the Company as to whether it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Purchaser of any rule or regulation of the Commission that permits the selling of any such Registrable Securities without registration.

The Company understands that the Purchasers disclaim being an underwriter, but acknowledges that a determination by the Commission that a Purchaser is deemed an underwriter shall not relieve the Company of any obligations it has hereunder. The Company will not name any Purchaser as an underwriter in a Registration Statement or Prospectus.

(c)            If (i) the Registration Statement is not filed on or prior to the Initial Filing Date, or (ii) the Company fails to file with the Commission a request for acceleration of the Registration Statement in accordance with Rule 461 under the Securities Act, within five Trading Days after the date the Company is first notified (orally or in writing) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review or comment, or (iii) prior to the effective date of the Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within 21 days after the receipt of comments by or notice from the Commission that such amendment or resolution of such comments is required in order for such Registration Statement to be declared effective, or (iv) there occurs the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or (v) at any time during the period commencing from the six-month anniversary of the date hereof and ending at such time that all of the Registrable Securities may be resold during any three-month period without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1), the Company shall fail to satisfy the current public information requirement under Rule 144(c) (any of the foregoing being referred to as an “Event”, and for purposes of clauses (i) and (v), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five Trading Day period is exceeded, and for purpose of clause (iii) the date which such 21-day period is exceeded, being the “Event Date”), then except during any period of time during which the Registrable Securities may be resold pursuant to Rule 144 without volume limitations, in addition to any other rights the Purchasers may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Purchaser an amount in cash, as liquidated damages and not as a penalty, equal to the product of 1.0% multiplied by the purchase price paid by such Purchaser with respect to the Registrable Securities affected by such Event and held by such Purchaser on such Event Date or monthly anniversary thereof, up to a maximum of 5.0% of the purchase price for such Registrable Securities provided that such maximum shall not apply if the applicable Event is the Event described in clause (v). If the Company fails to pay any liquidated damages pursuant to this Section 5.1(c) in full within seven days after the date payable, the Company will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchasers, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

ARTICLE VI
MISCELLANEOUS

6.1            Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before May 15, 2024; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

6.2            Fees and Expenses. Except as expressly set forth in the Subscription Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Shares or Warrants to the Purchasers.

6.3            Entire Agreement. The Subscription Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.4            Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via email attachment at the or email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Subscription Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

6.5            Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers which purchased at least 50.1% in interest of the Shares based on the initial Subscription Amounts hereunder (or, prior to the Closing, the Company and each Purchaser) or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 6.5 shall be binding upon each Purchaser and holder of Shares or Warrants and the Company.

6.6            Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.7            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Shares or Warrants, provided that such transferee agrees in writing to be bound, with respect to the transferred Shares or Warrants, by the provisions of the Subscription Documents that apply to the “Purchasers.”

6.8            No Third-Party Beneficiaries. The Placement Agent shall be the third party beneficiary of the representations and warranties of the Company in Section 3.1 and the representations and warranties of the Purchasers in Section 3.2. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in this Section 6.8.

6.9            Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Subscription Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Subscription Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Subscription Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Subscription Documents, then the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

6.10            Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Shares and the Warrants.

6.11            Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

6.12            Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.13            Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Subscription Documents, whenever any Purchaser exercises a right, election, demand or option under a Subscription Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of an exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

6.14            Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

6.15            Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Subscription Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Subscription Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Subscription Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement but before the Closing Date.

6.16            WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES. ACCORDINGLY, IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CLEARSIGN TECHNOLOGIES CORPORATION			Address for Notice:

By:	/s/ Colin James Deller		ClearSign Technologies Corporation
	Name:	Colin James Deller	8023 East 63RD Place, Suite 101
	Title:	Chief Executive Officer	Tulsa, Oklahoma 74133
Attention: Chief Executive Officer
Email:
With a copy to (which shall not constitute notice):			Mitchell Silberberg & Knupp LLP
437 Madison Ave., 25th Floor
New York, New York 10022
Attention: Blake Baron
Email:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO CLEARSIGN TECHNOLOGIES CORPORATION SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Andrew Schwartzberg

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:	andrew@tritonps.com

Address for Notice to Purchaser:

Address for Delivery of Shares and Warrants to Purchaser (if not same as address for notice):

Social Security Number or Taxpayer ID of Purchaser:

Common Unit Subscription Amount:		$5,000,000
Common Shares:		5,405,405
Common Warrants:		8,108,108

Pre-funded Unit Subscription Amount:	$
Pre-funded Warrants:
Common Warrants:

Beneficial Ownership Blocker ☐ 4.99% or ☐ 9.99%

☐ Notwithstanding anything contained in this Agreement to the contrary, by checking this box (i) the obligations of the above-signed to purchase the securities set forth in this Agreement to be purchased from the Company by the above-signed, and the obligations of the Company to sell such securities to the above-signed, shall be unconditional and all conditions to Closing shall be disregarded, (ii) the Closing shall occur on the third (3rd) Trading Day following the date of this Agreement and (iii) any condition to Closing contemplated by this Agreement (but prior to being disregarded by clause (i) above) that required delivery by the Company or the above-signed of any agreement, instrument, certificate or the like or purchase price (as applicable) shall no longer be a condition and shall instead be an unconditional obligation of the Company or the above-signed (as applicable) to deliver such agreement, instrument, certificate or the like or purchase price (as applicable) to such other party on the Closing Date.

2

EXHIBIT A

INVESTOR QUESTIONNAIRE

EXHIBIT B

FORMS OF LOCK-UP AGREEMENT

EXHIBIT C

FORM OF COMMON WARRANT

EXHIBIT D

FORM OF PRE-FUNDED WARRANT

EXHIBIT E

SELLING STOCKHOLDER QUESTIONNAIRE